Exhibit 99.2

CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
Email: chendrickson@usph.com

Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy Announces Pricing of $150 Million
Underwritten Public Offering of Common Stock

HOUSTON, TX, May 24, 2023 – U.S. Physical Therapy, Inc. (NYSE: USPH) (“U.S. Physical Therapy” or the “Company”) today announced that it has priced an underwritten public offering of 1,666,667 shares of common stock at a price to the public of $90.00 per share of common stock. The underwriters have an option for 30 days to purchase up to an additional 250,000 shares of common stock from the Company. The offering is expected to close on May 30, 2023, subject to customary closing conditions.

The gross proceeds from the offering to U.S. Physical Therapy are expected to be approximately $150 million, before deducting underwriting discounts and commissions and offering expenses. U.S. Physical Therapy intends to use the net proceeds of this offering for repayment of a portion of its indebtedness outstanding under its revolving credit facility, and for general corporate purposes, including future acquisitions and other capital expenditures, as well as funding working capital and paying dividends.

BofA Securities and J.P. Morgan are acting as joint lead bookrunners, Jefferies is acting as bookrunner, and Regions Securities LLC, Barrington Research and CJS Securities are acting as co-managers for the offering.

The offering is being made pursuant to an effective shelf registration statement, which was filed with the Securities and Exchange Commission (the “SEC”) and became automatically effective on May 23, 2023. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and the accompanying prospectus will be filed with the SEC, copies of which may be obtained on the SEC’s website at www.sec.gov or from BofA Securities, Attn: Prospectus Department, NC1-022-02-25, 201 North Tryon, Charlotte, NC 28255-0001, or by email at dg.prospectus_requests@bofa.com and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities being offered, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About U.S. Physical Therapy
Founded in 1990, U.S. Physical Therapy operates 649 outpatient physical therapy clinics in 40 states. The Company’s clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 34 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.

Forward-Looking Statements
This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors. Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. For additional information regarding these and other risks and uncertainties, that could cause actual results to differ materially from those contained in our forward-looking statements, please refer to “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023 and any risk factors contained in subsequent quarterly and annual reports we file with the SEC. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.